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                                                                    EXHIBIT 23.1


                        PAYNE FALKNER SMITH & JONES, P.C.
                          Certified Public Accountants





July 5, 2005



Board of Directors
Far East Energy Corporation and Subsidiaries
400 N. Sam Houston Parkway East, Suite 205
Houston, Texas 77060


         RE:  Use of Financial Statements in Form S-2 Registration Statement

Dear Board of Directors:

         As the independent registered public accounting firm for Far East Energy Corporation, a Nevada corporation (the "Company"), we hereby consent to the use of our reports dated February 23, 2005, included in the annual report of the Company on Form 10-K for the year ended December 31, 2004 and incorporated by reference in this registration statement, and to the reference to our firm under the heading "Experts" in this registration statement.


Sincerely,


/s/ Payne Falkner Smith & Jones, P.C.
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 Payne Falkner Smith & Jones, P.C.

 Dallas, Texas